EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

I, Elon Musk, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Annual Report of Tesla Motors, Inc. on Form 10-K for the annual period ended December 31, 2012, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tesla Motors, Inc.

Date: March 7, 2013	/s/ Elon Musk
Elon Musk
Chief Executive Officer
(Principal Executive Officer)

I, Deepak Ahuja, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Annual Report of Tesla Motors, Inc. on Form 10-K for the annual period ended December 31, 2012, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tesla Motors, Inc.

Date: March 7, 2013	/s/ Deepak Ahuja
Deepak Ahuja
Chief Financial Officer
(Principal Financial Officer)